UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)
249 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 266-0000
2100 Powell Street
Emeryville, California 94608
(Former address of principal executive offices and zip code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE
Onyx Pharmaceuticals, Inc., or Onyx, is reaffirming its previously provided Nexavar net sales guidance for 2011 of $975 million to $1.025 billion for the year, or approximately €725 million to €760 million assuming an average exchange rate of $1.35 for €1 for 2011. A more complete discussion of Onyx’s financial results for the quarter ended March 31, 2011 will occur on its regularly scheduled teleconference to be held on Wednesday, May 04, 2011.

ITEM 8.01	OTHER EVENTS
On April 28, 2011, Bayer HealthCare Pharmaceuticals Corporation, or Bayer, in its “Q1 2011 Analyst and Investor Briefing,” announced net sales of Nexavar for the quarter ending March 31, 2011 of €172 million. Quarterly, Nexavar sales are translated into U.S. dollars based on an average exchange rate over the period. The approximate average exchange rate for the quarter ending March 31, 2011 was $1.37 for €1. Under the Collaboration Agreement between Bayer and Onyx, Bayer and Onyx share profits from global Nexavar sales, except in Japan where Onyx receives a single digit royalty on Nexavar net sales.
Forward Looking Statements
This Current Report on Form 8-K contains a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended, regarding Nexavar net sales guidance for 2011. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being Onyx’s only approved product; Onyx may never receive marketing approval for carfilzomib; competition; failures or delays in Onyx’s clinical trials; fluctuations in the value of the United States dollars against foreign currencies; dependence on Onyx’s collaborative relationship with Bayer; if approved, Onyx may be unsuccessful in launching, maintaining adequate supply of or obtaining reimbursement for carfilzomib; market acceptance and the rate of adoption of Onyx products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar or carfilzomib; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments, including Proteolix, Inc.; protection of Onyx intellectual property; the indebtedness incurred through the sale of Onyx 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Onyx Pharmaceuticals, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: April 28, 2011	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer